Exhibit 99.1

News Release

Media contact:
Dave Thompson, 678 579 5298
dave.thompson@mirant.com

Investor Relations contact:
Sarah Stashak, 678 579 6940
sarah.stashak@mirant.com

Stockholder inquiries:
678 579 7777

January 11, 2006

Mirant Re-lists on the New York Stock Exchange

ATLANTA – Mirant (NYSE: MIR) announced that the company’s common stock will begin trading on the New York Stock Exchange (NYSE) today.  To mark the occasion, Edward R. Muller, Mirant’s chairman and chief executive officer, will ring the opening bell to initiate trading on the exchange at 9:30 a.m. EST.

“We look forward to creating tremendous value for our shareholders in the coming years through discipline, excellence and creativity,” said Muller on the occasion.

On Tuesday, January 3, 2006, Mirant successfully emerged from Chapter 11 bankruptcy protection.

Mirant is a competitive energy company that produces and sells electricity in the United States, the Caribbean, and the Philippines. Mirant owns or leases more than 18,000 megawatts of electric generating capacity globally. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit www.mirant.com.

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